EXHIBIT 10.23

PROMISSORY NOTE

$262,000.00	October 1, 2013

BORROWER:	Implex Corporation
4650 Wedekind Road, Suite 2
Sparks, NV 89431-7722

(Hereinafter referred to as “Borrower”)

LENDER:	ScripsAmerica, Inc.
843 Persimmon Lane
Langhorne, PA 19047

(Hereinafter referred to as “Lender”)

Borrower promises to pay to the order of Lender, in lawful money of the United States of America, by wiring to the financial institution account specified hereinafter or wherever else Lender may specify, the sum of Two Hundred Sixty-two Thousand Dollars ($262,000.00) or such sum as may be advanced and outstanding from time to time, with base interest and participating interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

DEFINITIONS.

a.	The term “Obligations”, as used in this Note, refers to any and all indebtedness and other obligations under this Note.

b.	All terms that are used but not otherwise defined shall have the definitions provided in the Uniform Commercial Code in effect in the State of Nevada.

SECURITY/GUARANTY. Lender has waived (a) any lien encumbrance or security interest in the property and assets of the Borrower and (b) any personal guaranty by the shareholders of the Borrower.

BASE INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note outstanding from time to time from the date hereof at two percent (2%) per annum (the “Base Interest Rate”). Interest shall be due and payable on or before the fifteenth day of the month following the end of each calendar quarter.

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Default Interest Rate of six percent (6%) per annum simple interest (the “Default Rate”) instead of the Base Interest Rate of two percent (2%). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

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INTEREST AND FEE(S) COMPUTATION (ACTUAL/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

REPAYMENT TERMS. This Note shall have a term of five (5) years and five (5) months with a maturity date of February 28, 2019 (“Maturity Date”), without amortization. The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, and any and all other sums due hereunder, shall mature and be due and payable to Lender on the Maturity Date.

APPLICATION OF PAYMENTS. Monies received by Lender from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default (as defined below) occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Lender. If any payment received by Lender under this Note or other Loan Documents is rescinded, voided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Lender a late charge equal to five percent (5%) of each payment past due for five (5) or more days. Acceptance by Lender of any late payment without an accompanying late charge shall not be deemed a waiver of Lender's right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS’ FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Lender’s reasonable expenses actually incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

DEFAULT. If any of the following occurs, a default under this Note (a “Default”) shall exist:

a.	Nonpayment; Nonperformance. The failure to make any payment, or perform any obligation, under this Note within ten (10) business days of the due date, which failure is not cured within ten (10) days of the date that written notice of such failure is given by Lender to Borrower.

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b.	Cessation; Bankruptcy. The dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Borrower.

REMEDIES UPON DEFAULT. If a Default occurs under this Note, Lender may, at any time thereafter, take any of the following actions: (a) accelerate the maturity of this Note and, at Lender’s option, any or all other Obligations, whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Note, all Obligations shall automatically and immediately be due and payable; and/or (b) exercise any rights and remedies as provided under the Note or as provided by law or equity. The remedies of the Lender set forth above shall be cumulative.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note shall be valid unless in writing and signed by an officer of Lender. No waiver by Lender of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Except to the extent prohibited by law, Borrower and each other person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Lender may (i) extend, modify or renew this Note or make a novation of the loan evidenced by this Note, and/or (ii) grant releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to Borrower or any other person liable under this Note, all without notice to or consent of Borrower and other such person, and without affecting the liability of Borrower and other such person; provided, Lender may not extend, modify or renew this Note or make a novation of the loan evidenced by this Note without the consent of the Borrower, or if there is more than one Borrower, without the consent of at least one Borrower; and further provided, if there is more than one Borrower, Lender may not enter into a modification of this Note which increases the burdens of a Borrower without the consent of that Borrower.

MISCELLANEOUS PROVISIONS.

Assignment. This Note shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender's interests in and rights under this Note are freely assignable, in whole or in part, by Lender. In addition, nothing in this Note shall prohibit Lender from pledging or assigning this Note or any interest therein. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations.

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Applicable Law. This Note shall be governed by and interpreted in accordance with federal law and, except as preempted by federal law, the laws of the State of Nevada without regard to that state's conflict of laws principles.

Severability. If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document.

Advances. Lender may, with the agreement of Borrower, make other advances which shall be deemed to be advances under this Note, even though the stated principal amount of this Note may be exceeded as a result thereof.

Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

Final Agreement. This Note represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent agreements of the parties. There are no unwritten agreements between the parties.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER BY EXECUTION HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ACCEPT THIS NOTE. BORROWER AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS NOTE.

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IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Promissory Note to be duly executed under seal.

BORROWER:

Implex Corporation, a Nevada corporation

By: /s/ Richard C. Fox

Name: Richard C. Fox, President

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